Press Contact:	Investor Contact:
Trinseo	Trinseo
Dina Pokedoff	Andy Myers
Tel : +1 610-240-3307	Tel : +1 610-240-3221
Email: dpokedoff@trinseo.com	Email: aemyers@trinseo.com

Trinseo Appoints Paula Cooney as Senior Vice President, Chief Human Resources Officer

BERWYN, Pa — October 27, 2021 — Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics and latex binders today announced that Paula Cooney will assume the role of Senior Vice President, Chief Human Resources Officer (CHRO) effective November 29, 2021.

Cooney will be responsible for all human resource activities at Trinseo globally and will also become a member of Trinseo’s Executive Management team. The role will be moved from Switzerland to North America and Cooney will replace Trinseo’s current Switzerland-based SVP, CHRO, Alice Heezen, who will be leaving the company.

“I want to thank Alice for the many contributions she has made to Trinseo over the years and wish her the best in her future endeavors. We are thrilled to have Paula join us during this critical moment in our company’s transformational journey to become a specialty solutions provider,” said Frank Bozich, Trinseo President and Chief Executive Officer. “Ensuring we have robust business processes, the right talent and building a culture that is poised for change are essential components to achieving our business strategy. Paula joins Trinseo with deep and relevant experience as the CHRO at two publicly traded companies, with extensive experience leading organizations through significant acquisitions and integrations. I am confident that Paula will help us ensure we have the right talent and culture to achieve our goal of becoming a higher margin and less cyclical specialty materials and sustainable solutions provider.”

Prior to joining Trinseo, Cooney was Senior Vice President, Human Resources, for FLIR Systems, Inc. where she provided strategic direction as the company’s human resources leader. Before FLIR Systems, Inc., Cooney served as Vice President, Human Resources and Communications for Minnesota-based H.B. Fuller Company, a $3 billion global specialty chemicals company, where she worked for a decade and held multiple roles in HR leadership. Prior to joining H.B. Fuller in 2010, Cooney enjoyed a nearly 15-year career at Intel Corporation, holding HR roles of increasing responsibility. Cooney has a diploma in personnel management from the National College of Ireland and an MBS in human resource management and industrial relations from University College Dublin (Smurfit School of Business).

About Trinseo

Trinseo (NYSE:TSE) is a global materials solutions provider and manufacturer of plastics and latex binders with a focus on delivering innovative, sustainable, and value-creating products that are intrinsic to our daily lives. Trinseo is dedicated to making a positive impact on society by partnering with like-minded stakeholders, and supporting the sustainability goals of our customers in a wide range of end-markets including automotive, consumer electronics, appliances, medical devices, packaging, footwear, carpet, paper and board, and building construction. Trinseo had approximately $3.0 billion in net sales in 2020 and has 26 manufacturing sites around the world and approximately 3,800 employees. For more information, please visit: www.trinseo.com.

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